			EXHIBIT 12

FIRSTENERGY CORP.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30,
	2009	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$753,686	$1,010,884
Interest and other charges, before reduction for amounts capitalized
and deferred	758,789	564,199
Provision for income taxes	430,299	584,932
Interest element of rentals charged to income (a)	122,199	172,371

Earnings as defined	$2,064,973	$2,332,386

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$758,789	$564,199
Interest element of rentals charged to income (a)	122,199	172,371

Fixed charges as defined	$880,988	$736,570

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.34	3.17

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

FIRSTENERGY SOLUTIONS CORP.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30,
	2009	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$667,766	$343,733
Interest and other charges, before reduction for amounts capitalized
and deferred	99,488	107,762
Provision for income taxes	372,175	198,245
Interest element of rentals charged to income (a)	71,641	75,078

Earnings as defined	$1,211,070	$724,818

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$99,488	$107,762
Interest element of rentals charged to income (a)	71,641	75,078

Fixed charges as defined	$171,129	$182,840

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	7.08	3.96

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

OHIO EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30,
	2009	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$80,011	$165,699
Interest and other charges, before reduction for amounts capitalized
and deferred	67,717	51,851
Provision for income taxes	36,742	77,122
Interest element of rentals charged to income (a)	52,756	56,673

Earnings as defined	$237,226	$351,345

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$67,717	$51,851
Interest element of rentals charged to income (a)	52,756	56,673

Fixed charges as defined	$120,473	$108,524

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	1.97	3.24

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30,
	2009	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$(32,290)	$219,312
Interest and other charges, before reduction for amounts capitalized
and deferred	100,819	94,479
Provision for income taxes	(25,290)	107,082
Interest element of rentals charged to income (a)	1,912	1,379

Earnings as defined	$45,151	$422,252

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$100,819	$94,479
Interest element of rentals charged to income (a)	1,912	1,379

Fixed charges as defined	$102,731	$95,858

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	(b)	4.40

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

(b) The earnings as defined in 2009 would need to increase $57,580 for the fixed charge ratio to be 1.0.

			EXHIBIT 12

THE TOLEDO EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30,
	2009	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$14,497	$69,513
Interest and other charges, before reduction for amounts capitalized
and deferred	25,649	17,445
Provision for income taxes	3,123	27,614
Interest element of rentals charged to income (a)	26,159	28,121

Earnings as defined	$69,428	$142,693

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$25,649	$17,445
Interest element of rentals charged to income (a)	26,159	28,121

Fixed charges as defined	$51,808	$45,566

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	1.34	3.13

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

JERSEY CENTRAL POWER & LIGHT COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30,
	2009	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$127,782	$152,788
Interest and other charges, before reduction for amounts capitalized
and deferred	90,659	80,306
Provision for income taxes	95,834	115,623
Interest element of rentals charged to income (a)	5,467	5,951

Earnings as defined	$319,742	$354,668

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$90,659	$80,306
Interest element of rentals charged to income (a)	5,467	5,951

Fixed charges as defined	$96,126	$86,257

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.33	4.11

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

METROPOLITAN EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30,
	2009	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$37,370	$64,018
Interest and other charges, before reduction for amounts capitalized
and deferred	42,502	33,666
Provision for income taxes	21,027	45,866
Interest element of rentals charged to income (a)	1,647	1,521

Earnings as defined	$102,546	$145,071

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$42,502	$33,666
Interest element of rentals charged to income (a)	1,647	1,521

Fixed charges as defined	$44,149	$35,187

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.32	4.12

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

PENNSYLVANIA ELECTRIC COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30,
	2009	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$49,307	$62,357
Interest and other charges, before reduction for amounts capitalized
and deferred	36,690	45,157
Provision for income taxes	29,393	39,324
Interest element of rentals charged to income (a)	2,324	2,494

Earnings as defined	$117,714	$149,332

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$36,690	$45,157
Interest element of rentals charged to income (a)	2,324	2,494

Fixed charges as defined	$39,014	$47,651

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.02	3.13

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.